Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

AMKOR TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An unspecified amount of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Amkor Technology, Inc. (the “Company”) is deferring payment of all applicable registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.